Consent of Independent Auditors We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-3 No. 333-198158) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., (2) Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, (3) Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, (4) Registration Statement (Form S-3ASR No. 333-263169) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., (5) Registration Statement (Form S-3ASR No. 333-265594) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., (6) Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, and (7) Registration Statement (Form S-3ASR No. 333-269145) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. of our report dated March 24, 2023, with respect to the consolidated financial statements of Lighthouse Renewable HoldCo 2 LLC and subsidiaries included in this Annual Report (Form 10-K/A) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2022. Philadelphia, Pennsylvania March 24, 2023